                                                                   EXHIBIT 10.6

                      ALLIANCE RESOURCE MANAGEMENT GP, LLC
                              EMPLOYMENT AGREEMENT

         AGREEMENT, effective as of the date of closing of the initial public offering of Alliance Resource Partners, L.P. (the "Effective Date"), among Alliance Resource Partners, L.P. ("Alliance"), Alliance Resource Holdings, Inc. ("Alliance Holdings"); and

         Alliance Resource Management GP, LLC (the "Managing General Partner") (reference below to the "Company" shall include either or all of Alliance,
Alliance Holdings and the Managing General Partner), and [     ] (the
"Executive").

         WHEREAS, the Company wishes to obtain the continued services of the Executive; WHEREAS, the Executive is willing to commit to continued employment with the Company on the terms herein provided;

         WHEREAS, both the Executive and the Company desire that this Agreement shall supercede and render invalid any previous employment agreement between the Executive and Alliance Coal Corporation or its successors;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.       Term.

         (a) General. Subject to the provisions for earlier termination hereinafter provided, the Executive's employment hereunder shall be for a term commencing on the Effective Date and ending on December 31, 2001 (the "Agreement Expiration Date"); provided, however, that the Agreement Expiration Date shall be automatically extended for successive one year periods beginning on January 1, 2002, and each January 1 thereafter unless the Board of Directors of the Company (the

"Board") or the Executive shall give contrary written notice to the other party pursuant to the terms of Section 10 below at least twelve (12) months prior to the date on which the Agreement would otherwise renew.

         (b) Non-Renewal by the Company. In the event the Company gives written notice that it shall not extend the Agreement ("Non-Renewal"), on the earlier of the Agreement Expiration Date or the last day of employment of the Executive (unless terminated for Cause as defined below), the Executive shall receive a payment equal to 135% of the Base Salary as in effect on the payment date (the "Non-Renewal Payment").

         (c) Change in Control. Notwithstanding the foregoing, in the event a Change in Control of the Company occurs during the Employment Term, the Employment Term shall continue to the later of the then Agreement Expiration Date or the end of the twenty-fourth (24th) full calendar month following the date of the Change in Control. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if (i)The Beacon Group LLC or its affiliates, including any funds under its management ("Beacon"), no longer directly or indirectly owns a controlling interest in the Managing General Partner or (ii) if the Managing General Partner has sold a significant portion of the assets of Alliance under its control.

             In the event a Non-Renewal notice has been given and thereafter a Change in Control should occur within one hundred eighty (180) days of the earlier of the Agreement Expiration Date or the Executive's last day of employment with the Company (other than a termination for Cause, death or disability), then the Executive shall receive the payments described in Section 4(d)(v) below, less the Non-Renewal Payment described above, if already paid out.

2.       Positions and Duties.

             During the Employment Term the Executive shall serve as [ ] and shall perform such employment duties, consistent with his position, as specified by the Board of Directors of the Company (the "Board") and the Chief Executive Officer. The Executive shall devote his full productive time, energy and ability to the proper and efficient conduct of the Company's business. The Executive may participate as a passive investor in other business enterprises and engage in such community activities as shall not interfere with the performance of his obligations hereunder and as are approved in advance by the Board or the Chief Executive Officer. The Executive shall observe and comply with all lawful and reasonable rules of conduct set by the Board for executives of the Company, and shall endeavor to promote the business, reputation and interests of the Company.

3.       Compensation.

         (a) Salary. During the Employment Term the Company shall pay the Executive a base salary of [ ] dollars ($[ ]) per annum, subject to review annually for such increases as the Board in its sole discretion may determine (such amount, as so increased in the Board's discretion, being hereinafter referred to as the "Base Salary"). The Base Salary shall be paid in accordance with the Company's normal payroll practices.

         (b) Other Compensation.

             (i) Short-Term Incentive Plan. The Executive shall be entitled to participate in the Short-term Incentive Plan of the Company (the "SIP") on the same basis as other similarly situated executives of the Company. The Company may equitably adjust the SIP in the event of an acquisition by the Company of ten million dollars ($10,000,000) or more in order to reflect appropriate changes in earnings before interest, taxes, depreciation and amortization or other targets.

             (ii) Long-Term Incentive Plan. The Executive shall be entitled to participate in the Long-term Incentive (the "LTIP") on the same basis as other similarly situated executives of the Company.

             (iii) Changes to Plans. It is understood that the Company may, from time to time, amend the SIP, the LTIP and any other of its incentive, compensation and benefit plans and programs (a "Compensation Plan"). However, the Company shall maintain, with respect to the Executive, plans or programs relating to annual short-term incentive, long-term incentive and supplemental pension which provide, in the aggregate, a compensation opportunity equivalent to the aggregate opportunity currently provided by the SIP, the LTIP and the Company's Supplemental Executive Retirement Plan (the "SERP").

         (c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in the course of his employment by the Company hereunder, as per Company policies currently in effect, provided that the Executive properly accounts therefor.

         (d) Other Benefits.

             (i) The Executive shall be entitled to participate in or receive benefits on the same basis as other executive officers of the Company under the Company's employee benefit plans and arrangements for senior management and their dependents, as applicable, including life insurance plans, pension and profit-sharing plans (including the SERP), medical and health plans or other employee welfare benefit plans, annual paid vacation, sick leave, sick pay and short-term and long-term disability benefits and holidays, as in effect from time to time.

             (ii) Without limiting the generality of the foregoing, the Executive shall be entitled to reimbursement for expenses of personal financial advice (including tax preparation, legal and estate planning) up to a maximum of three thousand dollars ($3,000) per year and annual physical examination expenses.

4.       Termination.

         The Executive's employment by the Company pursuant hereto is subject to termination during the Employment Term as follows:

         (a) Death. The Executive's employment hereunder shall terminate upon his death. In such event, the Executive's Base Salary shall be paid through the date of death, and eligibility for all other benefits shall be determined by the terms of the applicable plan or program.

         (b) Disability. The Company may, by written notice to the Executive, terminate the Executive's employment if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full time basis for six (6) months (the "Disability Period"). The Executive's Base Salary shall continue to be paid during the Disability Period and subsequently in accordance with Company disability policies, and eligibility for all other benefits shall be determined by the terms of any applicable plan or program.

         (c) Termination by the Company for Cause or Executive's Voluntary Termination. The Company shall be entitled to terminate the Executive's employment at any time under this Section 4(c), by written notice to the Executive delivered pursuant to Section 10, if it has "Cause", which shall mean:

             (i) fraud or embezzlement on the part of the Executive;

             (ii) conviction of or the entry of a plea of nolo contendere by the Executive to any felony;

             (iii) gross insubordination or a material breach of, or the willful failure or refusal by the Executive to perform and discharge his duties, responsibilities or obligations under this Agreement (other than by reason of disability or death) that is not corrected within thirty (30) days following written notice thereof to the Executive by the Company, such notice to state with specificity the nature of the breach, failure or refusal; or

             (iv) any act of willful misconduct by the Executive which (A) is intended to result in substantial personal enrichment of the Executive at the expense of the Company and its affiliates or (B) has a material adverse impact on the business or reputation of the Company and its affiliates (such determination to be made by the Board in the good faith exercise of its reasonable judgment).

             In addition, the Executive may terminate employment hereunder voluntarily at any time by written notice to the Company. In the event of termination for Cause or by the Executive's voluntary termination, the Executive's Base Salary and other benefits shall be paid through the Date of Termination (as hereafter defined), and the Executive shall have no further rights to compensation or benefits other than as determined by the terms of any applicable plan or program.

         (d) Without Cause. The Company may terminate the Executive's employment at any time by giving written notice to the Executive of its intent to terminate this Agreement without Cause. In such event:

             (i) the Executive shall be paid Base Salary and other benefits to which the Executive is entitled through the Date of Termination;

             (ii) the Executive shall be paid continuation of Base Salary for a period of eighteen (18) months, plus a lump sum payment, payable at the end of the salary continuation period, equal to one hundred fifty percent (150%) of the highest award of incentive compensation paid pursuant to the SIP in the current or three (3) prior years (which for this purpose shall include payments made by Alliance Coal Corporation);

             (iii) all awards held by the Executive under the LTIP (options and restricted units) shall become immediately payable and exercisable and any restrictions on the sale of units shall be lifted.

             (iv) the Executive shall be provided, at a cost to the Executive not greater than the cost prior to termination, the same or equivalent group health, accident, disability and life insurance coverage as in effect for the Executive immediately prior to the Date of Termination, until the earlier of
(A) eighteen (18) months following the Date of Termination or (B) the date the Executive has commenced new employment and has thereby become eligible for similar benefits; and

             (v) Notwithstanding the foregoing, in the event a Change in Control occurs during the Employment Term or within one hundred eighty (180) days following the Date of Termination, (i) the payments described in Section 4(d)(ii) above shall be for a period of twenty-four (24) months instead of eighteen (18) months, for Base Salary and two hundred percent (200%) instead of one hundred fifty (150%) for incentive compensation (and, at the election of the Executive within ten (10) days of receipt of the notice of the termination of his employment (which election shall govern any additional payments due if a Change in Control occurs after such election), he may receive a lump sum payment in respect of the Base Salary and incentive compensation payments discounted at the average interest rate charged on the Company's debt at the time of such election, such payment to be made within thirty (30) days of the Date of Termination). Any non-vested restricted units and options previously granted to the Executive shall be immediately vested and exercisable (and if already forfeited, such awards shall be reinstated as vested awards or the Company, in its discretion, may pay the Executive such awards in common units or cash) and all restricted units (whether vested or unvested) held by the Executive under any LTIP shall become immediately payable by the Company and any restrictions on the sale of such vested units shall be lifted.

             (vi) the Executive shall have such other rights in respect of any incentive or other compensation plan as may be set forth in such plan.

         (e) Good Reason. The Executive shall be entitled to terminate his employment at any time under this Section 4(e), by written notice to the Company delivered pursuant to Section 10, if he has "Good Reason", which shall mean:

             (i) reduction in his Base Salary;

             (ii) the Company's failure to pay him any compensation due under this Agreement;

             (iii) the Company's failure to continue to provide benefits substantially similar to those then enjoyed by the Executive unless the Company provides aggregate benefits equivalent to those then in effect;

             (iv) the Company's failure to continue a Compensation Plan or to continue the Executive's participation in a plan on a basis not materially less favorable to the Executive, subject to the power of the Board to amend such plans as provided in Section 3(b)(iii) herein;

             (v) the Company's failure, no less than five (5) days prior to any transaction in which any person is to become a successor to the Company, to obtain the written agreement of such successor to perform this Agreement from and after such transaction;

             (vi) the Company's purported termination of the Executive's employment for Cause or disability not pursuant to a procedure indicating the specific provision of this Agreement relied upon by the Company as the basis for such termination of employment;

             (vii) an action whereby Beacon conveys, or agrees to convey pursuant to a binding agreement, voting control (as contrasted with a "controlling interest" in Section 1(c)) of the Company to a Strategic Competitor. For the purposes of this agreement, a "Strategic Competitor" shall mean any person who directly or indirectly controls or operates a coal mining business which is in competition with the Company; or

             (viii) the receipt of written notice from the Company to not extend the Employment Term pursuant to Section 1(a) hereof; provided however, in such event the Executive's remedies shall be limited to those set forth in
Section 1(b) or 1(c) hereof.

             The Executive may not terminate for Good Reason unless he has given written notice delivered pursuant to Section 10 hereof to the Company of the action or inaction giving rise to Good Reason, and if such action or inaction is not corrected within thirty (30) days thereafter, such notice to state with specificity the nature of the breach, failure or refusal.

             In the event of termination for Good Reason, except pursuant to
Section 4(e)(viii), the Executive's compensation and other rights shall be the same as applicable in the event of a termination by the Company without Cause as described in Section 4(d) above.

         (f) Date of Termination. The date on which a termination pursuant to this Section 4 becomes effective (the "Date of Termination" or "Termination Date") shall be:

             (i) in the case of a termination pursuant to Sections 4(b), 4(d) or 4(e) hereof, the date on which the party terminating this Agreement gives the other party written notice thereof in accordance with Section 10 hereof;

             (ii) in the case of a termination pursuant to Section 4(a) hereof, the date of death of the Executive; or

             (iii) in the case of a termination pursuant to Section 4(c), the later of the date on which written notice is given in accordance with Section 10 hereof or the end of the thirty (30) day "cure" period.

5.       Confidential Information.

         (a) The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information (as hereinafter defined) concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damage which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive agrees that he will not (directly or indirectly) at any time, whether during or after the Employment Term:

             (i) knowingly use for an improper personal benefit any Confidential Information that he may learn or has learned by reason of his employment with the Company; or

             (ii) disclose any such Confidential Information to any person except (A) in the performance of his obligations to the Company hereunder, (B) in connection with the enforcement of his rights under this Employment Agreement or (C) with the prior consent of the Board.

             As used herein "Confidential Information" includes information with respect to the Company's facilities and methods, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, financial information, business plans, prospects or opportunities, personnel information or lists of customers and suppliers; provided, however, that such term shall not include any information that (x) is or becomes generally known or available publicly other than as a result of disclosure by the Executive which is not permitted as described in clause (ii) above, or (y) the Company discloses to others without obtaining an agreement of confidentiality.

         (b) The Executive confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents and electronic materials kept or made by the Executive relating to the business of the Company which comprise Confidential Information shall be and remain the property of the Company during the Employment Term and all times thereafter. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall retain no copies of, any written or electronic materials, records and documents made by the Executive or coming into his possession concerning the business or affairs of the Company and which comprise Confidential Information.

         (c) The Executive shall keep the terms of this Agreement strictly confidential, other than as may be necessary to enforce his rights hereunder or as otherwise required by law and except for estate planning or personal financial reasons; however, the parties acknowledge that a copy of this Agreement (or a form of executive agreement) may become public as required by applicable securities laws.

6.       Non-Competition.

         (a) In the event of termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason and for a period equal to the number of months of Base Salary paid pursuant to Section 4(d)(ii) or Section 4(d)(v) herein (whether or not a lump sum is elected), whichever is applicable, (the "Restricted Period"), the Executive shall not (i) directly or indirectly, for his own account or for the account of others, as an officer, director, stockholder, owner, partner, employee, promoter, consultant, manager or otherwise participate in the promotion, financing, ownership, operation, or management of, or assist in or carry on through a proprietorship, corporation, partnership or other form of business entity or otherwise the, location development, mining and processing of coal (the "Business"), within the United States or any other country in which the Company is conducting or is actively planning to conduct Business as of the date of such termination, or (ii) solicit or contact in an effort to do business with any person who was a customer of the Company during the term of this Agreement, or any affiliate of any such person, if such solicitation or contact is in competition with the Company. Provided, however, that the Executive may, after the Termination Date, elect not to be subject to the restrictions of the previous sentence by delivering written notice to the Company, delivered as provided in Section 10, irrevocably waiving his right to any future payment of amounts otherwise owing to him under Sections 4(d)(ii) or Section 4(d)(v) whichever is applicable. Any violation of the provisions of the first sentence hereof shall cause the Executive to forfeit all right to further compensation under Section 4(d)(ii) or 4(d)(v) above as applicable. Nothing in this Section 6 shall prohibit the Executive from acquiring or holding any issue of stock or securities of any person that has any securities registered under Section 12 of the Securities Exchange Act of 1934 as amended, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (x) the Executive is not deemed to be an "affiliate" of such person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (y) the Executive, members of his immediate family or persons under his control do not own or hold more than five percent (5%) of any voting securities of any such person. The provisions of clause (i) of this Section 6(a) shall not be effective as to any termination that occurs as a result of and within one hundred eighty (180) days of a Change in Control.

         (b) During the period of his employment and for one year thereafter, the Executive shall not, whether for his own account or for the account of any other person (excluding the Company), solicit or induce any of the Company's employees to leave their employment with the Company or accept employment with anyone else or hire any such employees.

         (c) The Executive has carefully read and considered the provisions of this Section 6 and, having done so, agrees that the restrictions set forth in this Section 6 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. The Executive understands that the restrictions contained in this Section 6 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

7.       Breach of Section 5 and Section 6.

             The Executive acknowledges that a breach of any of the covenants contained in Section 5 and Section 6 hereof may result in material, irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order and a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by Section 5 or Section 6 hereof or such other relief as may be required to enforce any of the covenants contained in Section 5 or Section 6 hereof.

8.       Indemnification.

             The Company agrees to indemnify the Executive to the fullest extent permitted by law and shall maintain directors and officers insurance at levels reasonably satisfactory to the Board.

9.       Successors; Binding Agreement.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement. As used in this Employment Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate. This Agreement is personal to the Executive and may not be assigned by him.

10.      Notice.

             For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States overnight express mail, or nationally recognized private delivery service on an overnight basis, return receipt requested, postage prepaid, addressed as follows:

                      If to the Executive:

                      [        ]

                      [        ]

                      [        ]

             If to the Company:

             Alliance Resource Management GP, LLC
             1717 South Boulder Street
             Tulsa, OK  74119
             Attn:  President and Chief Executive Officer

             Notices may also be sent to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

11.      Withholding.

             Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive, his spouse, his estate or beneficiaries, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

12.      Miscellaneous.

             No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement, upon its Effective Date, shall supercede and render invalid any prior agreement between the Executive and the Company, Alliance Coal Corporation or its successors. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York

13.      Arbitration.

             Any controversy or claim arising out of or relating to this Agreement or the breach thereof, excepting any controversy or claim arising out of or relating to Sections 5 or 6 of this Agreement or any breach thereof, shall be settled by arbitration before a panel of three arbitrators administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In any such arbitration, the arbitrator shall not have the power to reform or modify this Agreement in any way and to that extent their powers are so limited. Neither party shall resort to litigation except to enforce or appeal from such arbitration or to enforce Sections 5 and 6 of this Agreement.

14.      Validity.

             The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.      Counterparts.

             This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ALLIANCE RESOURCE PARTNERS, L.P.

By:                                             Date:
   ------------------------------------------        --------------------------
Name:
     ----------------------------------------
Title:
      ---------------------------------------

ALLIANCE RESOURCE MANAGEMENT GP, LLC

By:                                             Date:
   ------------------------------------------        --------------------------
Name:
     ----------------------------------------
Title:
      ---------------------------------------

ALLIANCE RESOURCE HOLDINGS, INC.

By:                                             Date:
   ------------------------------------------        --------------------------
Name:
     ----------------------------------------
Title:
      ---------------------------------------




EXECUTIVE:


By:                                             Date:
   ------------------------------------------        --------------------------
Name:
     ----------------------------------------
Title:
      ---------------------------------------